Exhibit 4

                            RESTATED ARTICLES OF
                              INCORPORATION OF
                        ALLEGHENY LUDLUM CORPORATION
                               (COMPOSITE)

                    FIRST:    The name of the Corporation is ALLEGHENY
          LUDLUM CORPORATION.

                    SECOND:   The location and post office address of the
          registered office of the Corporation in this Commonwealth is 10th Floor Six PPG Place, Pittsburgh, Pennsylvania 15222.

                    THIRD:    The Corporation is incorporated under the
          Business Corporation Law of the Commonwealth of Pennsylvania for the purpose or purposes of having unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including, but not limited to, the right to engage in manufacturing, processing, research and development.

                    FOURTH:   The term for which the Corporation is to
          exist is perpetual.

                    FIFTH:    The aggregate number of shares which the
          Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, as follows:

                    A. Two Hundred Fifty Million (250,000,000) shares of Common Stock, of the par value of 10 cents ($0.10) per share.

                         Except for and subject to those rights as may be
                    expressly granted to the holders of Preferred Stock pursuant to the authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all rights of shareholders.

                         B.   Fifty Million (50,000,000) shares of
                    Preferred Stock, of the par value of one dollar ($1.00) per share.

                              Authority is hereby expressly vested in the
                    Board of Directors of the Corporation at any time and from time to time by resolution to divide into and issue the Common Stock and the Preferred Stock in one or more series and, in establishing such series, to fix the following:

                              (a)  The voting rights of such series which
                         may be full, limited, fractional or none, but which may not be multiple;

                              (b)  The designation of such series and the
                         number of shares constituting such series, which number may at any time or from time to time be increased or decreased, but not below the number of shares then outstanding;

                              (c)  The rate at which dividends are to be
                         payable on shares of such series and, if the resolution or resolutions establishing such series determine that such dividends shall be cumulative, the date from which such dividends shall be cumulative;

                              (d)  Whether the shares of such series shall
                         be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                              (e)  The amounts payable on shares of such
                         series upon voluntary or involuntary liquidation, dissolution, winding up or reduction of capital;

                              (f)  Whether the shares of such series shall
                         be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                              (g)  The right, if any, of the holders of
                         shares of such series to convert the same into shares of Common Stock or Preferred Stock and the terms and conditions of such conversion;

                              (h)  The price or other consideration for
                         which the shares of such series shall be issued;
                         and

                              (i)  Such other terms, limitations and
                         relative rights and preferences, if any, of any such series as the Board of Directors may at the time of such resolution lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

                              In all other respects each series of the
                    Common Stock shall be identical and Preferred Stock shall be identical.

                    SIXTH: The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the shareholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the shareholders thereafter; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of the shareholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

                    Subject to the rights of holders of any series of Preferred Stock then outstanding, in the case of any increase in the number of directors of the corporation the additional director or directors shall be elected by the Board of Directors. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director.

                    SEVENTH: In addition to the requirements of (i) law, and (ii) the other provisions of these Articles of Incorporation, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required for the adoption or authorization of a Fundamental Change unless the Fundamental Change has been approved at a meeting of the Board of Directors by the vote of more than two-thirds of the incumbent members of the Board of Directors.

                    As used in this Article Seventh, "Fundamental Change" shall mean (1) any merger or consolidation of the Corporation with or into any other corporation, (2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger of a Significant Shareholder into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Pennsylvania Business Corporation Law, as amended from time to time, which does not require a vote of the Corporation's shareholders for approval.

                    As used in this Article Seventh, "Significant Shareholder" shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to ten percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.

                    EIGHTH: In addition to the requirements of (i) law, and (ii) the other provisions of these Articles of Incorporation, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required to amend these Articles of Incorporation so as to delete, amend or supplement any term or provision of Articles Fourth, Sixth, Seventh or Eighth hereof.

9439-12B

Microfilm Number     Filed with the Department of State on JUN 13 1994
                ----                                       -----------
Entity Number   7612          /s/ Robert M. Grant
                ---- -------------------------------------------------
                      ACTING Secretary of the Commonwealth


         ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION


     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the Corporation is:    Allegheny Ludlum Corporation
                                      --------------------------------

2. The address of the Corporation's current registered office in this Commonwealth is: 10th Floor, Six PPG Place
                            -----------------------------------------
                            Pittsburgh, PA  15222  (Allegheny County)
                            -----------------------------------------

3.   The statute by or under which it was incorporated is:      Act of
                                                            ----------
       May 5, 1933, P.L. 364, as amended.
     -----------------------------------------------------------------

4.   The original date of its incorporation is:       April 24, 1980
                                                  --------------------

5. This amendment shall be effective upon filing these Articles of Amendment in the Secretary of the Commonwealth.

6. This amendment was adopted by the board of directors and the shareholders pursuant to 15 Pa.C.S. Section 1914(a) and (b).

7. The amendment adopted by the corporation, set forth in full, is as follows:

          The first paragraph and Section A of Article Fifth of the Company's Restated Articles of Incorporation are amended to read as follows:

               FIFTH: The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, as follows:

                    A. Two Hundred Fifty Million (250,000,000) shares of Common Stock, of the par value of 10 cents
                    ($0.10) per share.

                         Except for and subject to those rights as may be expressly granted to the holders of Preferred Stock pursuant to the authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all rights of shareholders.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer
thereof this 7th day of   June  , 1994.
                        --------



                                        ALLEGHENY LUDLUM CORPORATION



                                        By:  /s/ J. D. Walton
                                             -------------------------
                                        Title: Vice President-General
                                               Counsel and Secretary
                                             -------------------------




          JUN 13  94

     PA Dept. of State

Applicant's Account No.                  Filed this         day of
                        --------                    --------
DSCB BCL 806 (Rev 8-72)                     MAR 13 1987    , A.D. 19
                                         ------------------
Filing Fee:  $40                         Commonwealth of Pennsylvania
AB2
                                         Department of State

                                           /s/ James J. Haggerty
                                         Secretary of the Commonwealth

Articles of                        COMMONWEALTH OF PENNSYLVANIA
Amendment -                        DEPARTMENT OF STATE
Domestic Business Corporation      CORPORATION BUREAU

- - ----------------------------------------------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S.
Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:
          ALLEGHENY LUDLUM CORPORATION
- - ----------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

     10th Floor                    Six PPG Place
- - ----------------------------------------------------------------------
          (NUMBER)                           (STREET)

     Pittsburgh                    Pennsylvania        15222
- - ----------------------------------------------------------------------
               (CITY)                                  (ZIP CODE)

3.   The statute by or under which it was incorporated is:

     Act of May 5, 1933, P.L. 364, as amended
- - ----------------------------------------------------------------------

4.   The date of its incorporation is:  April 24, 1980
                                      --------------------------------

5.   (Check, and if appropriate, complete one of the following):

     XX   The meeting of the shareholders of the corporation at which
     --- the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The  10th    day of    March     , 1987    .
               ----------      --------------    ------
     Place:      10th Floor, Six PPG Place, Pittsburgh, PA
           -----------------------------------------------------------
     Kind and period of notice     written notice was sent to the
                              ----------------------------------------
     shareholders on January 30, 1987
- - ----------------------------------------------------------------------


          The amendment was adopted by a consent in writing, setting --- forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

     65,000 shares of common stock
- - ----------------------------------------------------------------------

     (b)  The number of shares entitled to vote was:

     65,000 shares of common stock
- - ----------------------------------------------------------------------

DSCB BCL 806 (Rev 8-72)-2

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:

     65,000 shares of common stock
- - ----------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:

     None
- - ----------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

          The Restated Articles of Incorporation of Allegheny Ludlum Corporation are amended to add thereto new Articles Sixth, Seventh and Eighth as set forth in Exhibit A attached hereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be
hereunto affixed this day of    March 12    , 1987.
                             ---------------    --

                                   ALLEGHENY LUDLUM CORPORATION
                                   ----------------------------
                                      (NAME OF CORPORATION)

Attest:                         By:   /s/ Richard P. Simmons
                                   ----------------------------
    /s/ Jon D. Walton                      (SIGNATURE)
- - ------------------------------
         (SIGNATURE)                   CHAIRMAN OF THE BOARD
                                   ------------------------------
General Counsel & Secretary        (TITLE: PRESIDENT, VICE PRESIDENT,
- - ------------------------------      ETC.)
(TITLE: SECRETARY,
  ASSISTANT SECRETARY, ETC.)


(CORPORATE SEAL)

                              EXHIBIT A

SIXTH:  The directors of the Corporation shall be divided into three
- - -----
classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the shareholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the shareholders thereafter; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of the shareholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

     Subject to the rights of holders of any series of Preferred Stock then outstanding, in the case of any increase in the number of directors of the corporation the additional director or directors shall be elected by the Board of Directors. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director.

SEVENTH:  In addition to the requirements of (i) law, and (ii) the
- - -------
other provisions of these Articles of Incorporation, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required for the adoption or authorization of a Fundamental Change unless the Fundamental Change has been approved at a meeting of the Board of Directors by the vote of more than two-thirds of the incumbent members of the Board of Directors.

As used in this Article Seventh, "Fundamental Change" shall mean
(1) any merger or consolidation of the Corporation with or into any other corporation, (2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger of a Significant Shareholder into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Pennsylvania Business Corporation Law, as amended from time to time, which does not require a vote of the Corporation's shareholders for approval.

     As used in this Article Seventh, "Significant Shareholder" shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to ten percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.

EIGHTH:  In addition to the requirements of (i) law, and (ii) the
- - ------
other provisions of these Articles of Incorporation, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required to amend these Articles of Incorporation so as to delete, amend or supplement any term or provision of Articles Fourth, Sixth, Seventh or Eighth hereof.

                    COMMONWEALTH OF PENNSYLVANIA

                         Department of State

To All to Whom These Presents Shall Come, Greeting:

     Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                      CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

     Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                     ALLEGHENY LUDLUM CORPORATION

     Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                         Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 13th day of March in the year of our Lord one thousand nine hundred and eighty-seven and of the Commonwealth the two hundred eleventh.

                           /s/ James J. Haggerty
                         ---------------------------------------------
                                        Secretary of the Commonwealth
                                                                  pjd

Applicant's Account No.                  Filed this  23rd   day of
                        --------                 --------
DSCB BCL 806 (Rev 8-72)                       January
                                         ------------------, A.D. 1987
Filing Fee:  $40
AB2                                      Commonwealth of Pennsylvania

                                         Department of State

                                           /s/ James J. Haggerty
                                         Secretary of the Commonwealth

Articles of                        COMMONWEALTH OF PENNSYLVANIA
Amendment -                        DEPARTMENT OF STATE
Domestic Business Corporation      CORPORATION BUREAU

- - ----------------------------------------------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section
1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:
          ALLEGHENY LUDLUM CORPORATION
- - ----------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

     10th Floor                    Six PPG Place
- - ----------------------------------------------------------------------
          (NUMBER)                           (STREET)

     Pittsburgh                    Pennsylvania        15222
- - ----------------------------------------------------------------------
               (CITY)                                  (ZIP CODE)

3.   The statute by or under which it was incorporated is:

     Act of May 5, 1933, P.L. 364, as amended
- - ----------------------------------------------------------------------

4.   The date of its incorporation is:  April 24, 1980
                                      --------------------------------

5.   (Check, and if appropriate, complete one of the following):

     XX   The meeting of the shareholders of the corporation at which
     --- the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The  22nd    day of    December  , 1986    .
               ----------      --------------    ------
     Place:      10th Floor Six PPG Place, Pittsburgh, PA
           -----------------------------------------------------------
     Kind and period of notice     written notice was sent to the
                              ----------------------------------------
     shareholders on December 11, 1986.
- - ----------------------------------------------------------------------
          The amendment was adopted by a consent in writing, setting
     --- forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

465,000 shares of common stock; 179,600 shares of 10% Preference Stock
- - ----------------------------------------------------------------------

     (b)  The number of shares entitled to vote was:

465,000 shares of common stock; 179,600 shares of 10% Preference Stock
- - ----------------------------------------------------------------------

DSCB BCL 806 (Rev 8-72)-2

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:

465,000 shares of common stock; 179,600 shares of 10% Preference Stock
- - ----------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:

     none
- - ----------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

          The Restated Articles of Incorporation of Allegheny Ludlum Corporation were amended and restated in their entirety and are attached hereto as Exhibit A.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be
hereunto affixed this     day of        1/21     , 1987.
                                  ---------------    --

                                   ALLEGHENY LUDLUM CORPORATION
                                   ----------------------------
                                      (NAME OF CORPORATION)

Attest:                         By:   /s/ R. P. Simmons
                                   ----------------------------
    /s/ Jon D. Walton                      (SIGNATURE)
- - ------------------------------
         (SIGNATURE)                          CHAIRMAN
                                   ------------------------------
General Counsel & Secretary        (TITLE: PRESIDENT, VICE PRESIDENT,
- - ------------------------------      ETC.)
(TITLE: SECRETARY,
  ASSISTANT SECRETARY, ETC.)


(CORPORATE SEAL)

                        RESTATED ARTICLES OF
                          INCORPORATION OF
                    ALLEGHENY LUDLUM CORPORATION

     FIRST:    The name of the Corporation is ALLEGHENY LUDLUM
     -----
CORPORATION.


     SECOND:   The location and post office address of the registered
     ------
office of the Corporation in this Commonwealth is 10th Floor Six PPG

Place, Pittsburgh, Pennsylvania 15222.


     THIRD:    The Corporation is incorporated under the Business
     -----
Corporation Law of the Commonwealth of Pennsylvania for the purpose or purposes of having unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including, but not limited to, the right to engage in manufacturing, processing,

research and development.


     FOURTH:   The term for which the Corporation is to exist is
     ------
perpetual.


     FIFTH:    The aggregate number of shares which the Corporation
     -----
shall have authority to issue is One Hundred Fifty Million

(150,000,000) shares, as follows:


     A.   One Hundred Million (100,000,000) shares of

     Common Stock, of the par value of 10 cents ($0.10) per

     share.

                              EXHIBIT A

          Except for and subject to those rights as may be expressly granted to the holders of Preferred Stock pursuant to the

     authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of

     Common Stock shall have exclusively all rights of shareholders.



          B.   Fifty Million (50,000,000) shares of Preferred Stock,

     of the par value of one dollar ($1.00) per share.


               Authority is hereby expressly vested in the Board of

     Directors of the Corporation at any time and from time to time by resolution to divide into and issue the Common Stock and the

     Preferred Stock in one or more series and, in establishing such series, to fix the following:


               (a)  The voting rights of such series which may be

          full, limited, fractional or none, but which may not be

          multiple;


               (b)  The designation of such series and the number of

          shares constituting such series, which number may at any

          time or from time to time be increased or decreased, but not below the number of shares then outstanding;

               (c)  The rate at which dividends are to be payable on

          shares of such series and, if the resolution or resolutions establishing such series determine that such dividends shall be cumulative, the date from which such dividends shall be cumulative;


               (d)  Whether the shares of such series shall be

          redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;


               (e)  The amounts payable on shares of such series upon

          voluntary or involuntary liquidation, dissolution, winding up or reduction of capital;


               (f)  Whether the shares of such series shall be

          entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of

          its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;


               (g)  The right, if any, of the holders of shares of

          such series to convert the same into shares of Common Stock or Preferred Stock and the terms and conditions of such

          conversion;

               (h)  The price or other consideration for which the

          shares of such series shall be issued; and


               (i)  Such other terms, limitations and relative rights

          and preferences, if any, of any such series as the Board of

          Directors may at the time of such resolution lawfully fix

          and determine under the laws of the Commonwealth of

          Pennsylvania.


               In all other respects each series of the Common Stock

     shall be identical and Preferred Stock shall be identical.

                    COMMONWEALTH OF PENNSYLVANIA

                         Department of State

To All to Whom These Presents Shall Come, Greeting:

     Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                      CERTIFICATE OF AMENDMENT

evidencing the amendment and restatement of the Articles of Incorporation in their entirety of a business corporation organized under or subject to the provisions of that Law, and

     Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                     ALLEGHENY LUDLUM CORPORATION

     Henceforth The "Articles," as defined in Article I of the Business Corporation Law, shall not include any prior documents;

     Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                         Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 23rd day of January in the year of our Lord one thousand nine hundred and eighty-seven and of the Commonwealth the two hundred eleventh.

                           /s/ James J. Haggerty
                         ---------------------------------------------
                                        Secretary of the Commonwealth
                                                                  pjd